10.2 Employment Agreement with Imran Jattala dated July 23, 1998.



                              EMPLOYMENT AGREEMENT

If accepted in writing by Mr. Imran Jattala and Saba Petroleum Company (the "Company"), the following term and conditions will govern the continued employment of Mr. Jattala with the Company.


1. Scope of Responsibilities and Title:                 a.       To carryout duties and responsibilities as     Executive
                                                        Vice President and Chief Operating officer of the Company.
                                                        b.       To carryout duties and responsibilities as President and
                                                        Chief Operating Officer of Saba Petroleum, Inc., a subsidiary of
                                                        Saba Petroleum Company.
                                                        c.
2.                                                      Employment Status:  Full
                                                        time, Original hire date
                                                        of   January   1,  1992.
                                                        Continuing  for the term
                                                        specified below.

3. Location of Employment:                              Santa Maria, California

4.                                                      Term:     Three    years
                                                        commencing from the date
                                                        of  acceptance  of  this
                                                        letter agreement.
5. Compensation:                                        a.       Annual Salary : U.S. $ 72,000 to be paid in equal
                                                        monthly installments.
                                                        b.       Vacation and Sick Time: Whatever is accrued to-date plus
                                                        continuation with current company policy.
                                                        c.       Salary increases: A 10% increase at next employment
                                                        anniversary date and 5% thereafter at each employment anniversary date.
                                                        d.       Other Benefits: Continued participation in the
                                                        Company401K plan and the Company paid health benefits. Other stock options and bonuses as approved by the Company.
                                                        e.       Company provided automobile.
                                                        f.
6. Termination                                          Either party may terminate the employment with or without cause upon 30 days' written notice to the other, and upon such
                                                        termination neither party shall have any further rights or obligations hereunder; provided, however, that upon termination by the company, the Company shall pay all accrued vacation / sick time and as a severance allowance an amount equal to six months of salary plus one month of salary for each year of employment with the Company.



Saba Petroleum Company                      Accepted this ______ day of ____________, 1998



Ilyas Chaudhary                                                        _______________________
President & Chief Executive Office                                              Imran U. Jattala



